SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 26, 2005

                     THE NEWKIRK MASTER LIMITED PARTNERSHIP
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        0-50268                                           11-3636084
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Recent Developments

      Newkirk MLP has announced that it will report revenues for the three months ended September 30, 2005 of $61.3 million as compared to $62.1 million for the comparable period in 2004. Primarily as a result of one-time charges related to its August 2005 refinancing, Newkirk MLP also will report a loss from continuing operations of $7.4 million for the three months ended September 30, 2005 as compared to income from continuing operations of $24.0 million for the quarter ended September 30, 2004, and a decline in net income to $7.2 million for the quarter ended September 30, 2005 as compared to net income of $53.9 million for the quarter ended September 30, 2004.

      Net income decreased during the three month period as a result of a $31.4 million decrease in income from continuing operations and a $15.3 million decrease in income from discontinued operations. The decrease in income from continuing operations was due primarily to non-recurring prepayment penalties of approximately $23.5 million and the associated write-off of deferred costs of approximately $7.3 million incurred as a result of the repayment in August 2005 of existing mortgage indebtedness from the proceeds of the new loan from KeyBank National Association and Bank of America, National Association. Income from discontinued operations decreased primarily because gains on properties sold declined from $38.9 million to $15.5 million for the comparable three month periods.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of October, 2005.

                                          THE NEWKIRK MASTER LIMITED PARTNERSHIP

                                          By: MLP GP LLC
                                              General Partner

                                          By: Newkirk MLP Corp.
                                              Manager


                                              By: /s/ Thomas Staples
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                                                  Thomas Staples
                                                  Chief Financial Officer